QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TransCanada PipeLines Limited

We consent to the use of our report dated February 19, 2014, with respect to the consolidated financial statements included in this annual report on Form 40-F.

We also consent to the incorporation by reference of such report in TransCanada PipeLines Limited's Registration Statement No. 333-192562 on Form F-10.

/s/ KPMG LLP
Chartered Accountants
Calgary, Canada

February 21, 2014

QuickLinks

  Exhibit 23.1